UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

pursuant to Section 13 or 15(d) of The Securities Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

Turner Valley Oil & Gas, Inc.

(Exact name of Registrant as specified in its charter)

Commission File Number: 0-30891

Nevada	91-1980526
(Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

 3270 Sul Ross Houston, TX             77098

 (Address of principal executive offices)      (Zip Code)

Registrant's telephone number, including area code: 1-713-588-9453

INTRODUCTION

This Registrant (Reporting Company) has elected to refer to itself, whenever possible, by normal English pronouns, such as "We", "Us" and "Our". This Form 8-K may contain forward-looking statements. Such statements include statements concerning plans, objectives, goals, strategies, future events, results or performances, and underlying assumptions that are not statements of historical fact. This document and any other written or oral statements made by us or on our behalf may include forward-looking statements which reflect our current views, with respect to future events or results and future financial performance. Certain words indicate forward-looking statements, words like "believe", "expect", "anticipate", "intends", "estimates", "forecast", "projects", and similar expressions.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Mr. Patrick Devereaux will join the Company as Director of Finance, effective May 21, 2018.

Patrick’s background in finance and accounting goes back more than a decade with diverse experience in a variety of industries. He has worked for CPA firms as a staff accountant, run his own consulting firm, and most recently has been CFO of multiple start-ups and an Advisor to technology companies raising funds for blockchain technology.  Patrick was part of the Lamassu team responsible for building one of America’s first Blockchain-powered ATM’s. His knowledge of tax code and other regulatory bodies has proven its value many times over, saving some companies millions of dollars in tax liabilities.

Mr. Devereaux, known as the Blockchain Accountant of New England, is also the CEO of Galactic Systems Inc., a multi-service company providing consulting, software, and virtual goods and services in the virtual reality, communications, and blockchain industries.  Galactic Systems is also where Turner’s new Director of Blockchain and M & A Development, Mike Lorrey, serves as President/Chairman. In addition, he served as CFO at Octaneum, which develops blockchain technology for petroleum based derivatives.  This experience in particular will serve Turner well as it looks to become a major force in the bitumen shipping and blockchain markets.

His educational background includes degrees from Franklin Pierce University and attending the Master's program at Southern New Hampshire University.  He has been a member of New Hampshire's Certified Fraud Examiners Association. He is currently working on his CPA and CMA licences.

Pursuant to the terms of an employment offer letter by and between the Company and Mr. Devereaux, effective May 21, 2018, Mr. Devereaux will receive as compensation a combination of cash and common restricted shares.  Cash and Shares issued are dependant on the successful closing of pending infrastructure and blockchain transactions.

A copy of the press release announcing Mr. Devereaux’s appointment as Director of Finance is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

The Company intends to issue a press release on May 29, 2018 discussing its appointment of Mr. Patrick Devereaux to the position of Director of Finance.  A copy of this press release is provided herein as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press release issued by the Company on May 29, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, this Form 8-K has been signed below by the following person(s) on behalf of the Registrant and in the capacity and on the date indicated.

Dated: May 25, 2018

  Turner Valley Oil and Gas, Inc.

By:  /s/ Steve Helm

Steve Helm, President/CEO/Director